Exhibit 5.1

September 23, 2011

MidSouth Bancorp, Inc.
102 Versailles Boulevard
Lafayette, Louisiana 70501

Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to MidSouth Bancorp, Inc., a Louisiana corporation (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) on or about the date hereof, of a registration statement on Form S-3 (as amended or supplemented, the “Registration Statement”) under the Securities Act of 1933 (the “Act”), relating to the registration of up to 32,000 currently outstanding shares of the Company’s Senior Non-Cumulative Perpetual Preferred Stock, Series B, $1,000 liquidation value per share (the “Shares”), to be offered and sold from time to time by selling shareholders as described in the Registration Statement.  This opinion is being provided at your request for filing as an exhibit to the Registration Statement.

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such instruments, certificates, records and documents, and have reviewed such questions of law, as we have deemed necessary or appropriate for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted as copies and the authenticity of the originals of such latter documents, and that all individuals executing such documents had the requisite legal authority and capacity to do so. As to any facts material to our opinion, we have relied upon the aforesaid instruments, certificates, records and documents and inquiries of your representatives.

The opinion expressed below is subject to, and qualified and limited by the effects of (i) bankruptcy, fraudulent conveyance or fraudulent transfer, insolvency, reorganization, moratorium, liquidation, conservatorship and similar laws, and limitations imposed under judicial decisions related to or affecting creditors’ rights and remedies generally, (ii) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law (regardless of whether arising prior to, or after, the date hereof), and principles limiting the availability of the remedy of specific performance or injunctive relief, and (iii) concepts of good faith, fair dealing and reasonableness.

ATLANTA    CHICAGO    HONG KONG    LONDON    NEW YORK    NEWARK    NORFOLK   ORANGE COUNTY   PORTLAND
RALEIGH     RICHMOND     SAN DIEGO     SHANGHAI     TYSONS CORNER     VIRGINIA BEACH     WASHINGTON, DC

September 23, 2011

Based upon the foregoing examination, we are of the opinion that the Shares are duly authorized, validly issued, fully paid and nonassessable.

We are, in this opinion, opining only on the Louisiana Business Corporation Law (including the relevant statutory provisions and the reported judicial decisions interpreting these laws) and the federal law of the United States.  In delivering this opinion, we have relied on the opinion of the Onebane Law Firm attached hereto as Annex A, special Louisiana counsel, as to the laws of the State of Louisiana. We are not opining on “blue sky” or other state securities laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements with respect to our name wherever it appears in the Registration Statement and in any amendment or supplement thereto. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder. This opinion has been prepared for use in connection with the Registration Statement and may not be relied upon for any other purpose without our prior written consent.

Very truly yours,

/s/ Troutman Sanders LLP

Annex A

JOSEPH ONEBANE (1917-1987)
JOHN G. TORIAN, II (1936-1991)
  ______________

TIMOTHY J. MCNAMARA
EDWARD C. ABELL, JR.
LAWRENCE L. LEWIS, III †
DOUGLAS W. TRUXILLO *
RANDALL C. SONGY
MICHAEL G. DURAND
GREG GUIDRY *
GRAHAM N. SMITH *
GARY P. KRAUS
RICHARD J. PETRE, JR.
THOMAS G. SMART
ROGER E. ISHEE **
STEVEN C. LANZA
GREG R. MIER ††
MARIA FABRE MANUEL
JASMINE B. BERTRAND
JEREMY B. SHEALY
JAMES D. BAYARD
STEVEN T. RAMOS
MATTHEW C. HEBERT
GINGER HARGETT WELBORN
G. W. RUDICK II *
1200 CAMELLIA BOULEVARD (70508) SUITE 300 POST OFFICE BOX 3507 LAFAYETTE, LOUISIANA 70502-3507 TELEPHONE: (337) 237-2660 FAX: (337) 266-1232 WWW.ONEBANE.COM September 23, 2011
OF COUNSEL
WILLIAM E. KELLNER
CRAIG A. RYAN
GREGORY K. MOROUX
FREDERICK R. PARKER, JR. ‡
JOHN F. PARKER
KAREN DANIEL ANCELET
JAMES L. ALCOCK, JR.
SUE T. MANN
     _____________

SHREVEPORT OFFICE

333 TEXAS STREET
SUITE 1180
SHREVEPORT, LA  71101
TELEPHONE: (318) 674-9770
FAX: (318) 674-9775
     _____________

‡LL.M. IN HEALTH LAW
†BOARD CERTIFIED TAX ATTORNEY
LL.M. IN TAXATION
††REGISTERED PATENT ATTORNEY

*ALSO ADMITTED IN TEXAS
**ALSO ADMITTED IN MISSISSIPPI

MidSouth Bancorp, Inc.
102 Versailles Boulevard
Lafayette, Louisiana 70501

Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

You have requested our opinion, as special Louisiana counsel to MidSouth Bancorp, Inc., a Louisiana corporation (the “Company”), as to certain matters of Louisiana law in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) on or about the date hereof, of a registration statement on Form S-3 (as amended or supplemented, the “Registration Statement”) under the Securities Act of 1933 (the “Act”), relating to the registration of up to 32,000 currently outstanding shares of the Company’s Senior Non-Cumulative Perpetual Preferred Stock, Series B, $1,000 liquidation value per share (the “Shares”), to be offered and sold from time to time by selling shareholders as described in the Registration Statement.  This opinion is being provided at your request for filing as an exhibit to the Registration Statement.

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such instruments, certificates, records and documents, and have reviewed such questions of law, as we have deemed necessary or appropriate for purposes of this opinion.  In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have relied upon the aforesaid instruments, certificates, records and documents and inquiries of your representatives.

MidSouth Bancorp, Inc.
September 23, 2011

The opinion expressed below is subject to, and qualified and limited by the effects of (i) bankruptcy, fraudulent conveyance or fraudulent transfer, insolvency, reorganization, moratorium, liquidation, conservatorship and similar laws, and limitations imposed under judicial decisions related to or affecting creditors’ rights and remedies generally, (ii) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law (regardless of whether arising prior to, or after, the date hereof), and principles limiting the availability of the remedy of specific performance or injunctive relief, and (iii) concepts of good faith, fair dealing and reasonableness.

Based upon the foregoing examination, we are of the opinion that the Shares are duly authorized and validly issued, fully paid and nonassessable.

We are, in this opinion, opining only on the laws of the State of Louisiana, including the Louisiana Business Corporation Law (including the relevant statutory provisions and the reported judicial decisions interpreting these laws). We are not opining on Louisiana “blue sky” or securities laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements with respect to our name wherever it appears in the Registration Statement and in any amendment or supplement thereto. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.  Your counsel, Troutman Sanders LLP, may rely on this opinion in connection with the opinion which they are giving in connection with the filing of the Registration Statement.  This opinion may not be relied upon by you for any other purpose, or furnished or quoted to or relied upon by any other person, firm or entity for any purpose, without our prior written consent.

Yours very truly,

/s/ Lawrence L. Lewis, III

LAWRENCE L. LEWIS, III

LLL:dcc